UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2015

OSL HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Nevada	001-32658	98-0441032
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1669 Edgewood Road, Suite 214 Yardley, PA	19067
(Address of principal executive offices)	(Zip Code)

(845) 363-6776
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities and Use of Proceeds.

On June 23, 2015, the Company issued 39,205,898 shares of the Company’s common stock upon conversion of a convertible promissory note previously issued to an accredited investor. The issuance did not result in any proceeds to the Company as the funds were received upon the original issuance of the underlying convertible note.

On June 24, 2015, the Company issued 44,600,000 shares of the Company’s common stock upon conversion of a convertible promissory note previously issued to an accredited investor. The issuance did not result in any proceeds to the Company as the funds were received upon the original issuance of the underlying convertible note.

In the aggregate, the amount of shares issued in the foregoing transactions exceeds 5% of the Company’s total outstanding shares. As of the date of this filing, the Company has 936,048,943 shares of common stock outstanding.

The above issuances were made in reliance on an exemption from registration set forth in Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated thereunder.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSL HOLDINGS, INC.

Date: June 29, 2015	By:	/s/ Robert H. Rothenberg
Robert H. Rothenberg,
Chief Executive Officer